Exhibit 99.1
CMS ENERGY ANNOUNCES SECOND QUARTER NET INCOME OF $46 MILLION, OR $0.19 PER SHARE, AND AFFIRMS
EARNINGS GUIDANCE
          JACKSON, Mich., Aug. 5, 2008 — CMS Energy announced today net income of $46 million, or $0.19 per share, for the second quarter of 2008 compared to net income of $33 million, or $0.15 per share, in the same quarter of 2007.
          CMS Energy’s second quarter adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of asset sales and certain other items, was $44 million, or $0.19 per share. In the second quarter of 2007, the company had adjusted net income of $18 million, or $0.08 per share.
          For the first six months of 2008, CMS Energy had reported net income of $149 million, or $0.62 per share, compared to a reported net loss of $182 million, or $0.82 per share, for the first half of 2007. The 2007 six-month results include losses of $292 million, or $1.32 per share, primarily linked to sales of the company’s international businesses.
          On an adjusted basis, the company had net income of $147 million, or $0.62 per share, for the first half of 2008, compared to net income of $110 million, or $0.50 per share for the first six months of 2007.
          CMS Energy reaffirmed its guidance for 2008 adjusted earnings of $1.20 per share. While the company expects 2008 reported earnings to be about the same as its adjusted earnings, reported earnings could vary because of gains or charges relating to previous asset sales or other factors.
          The solid second quarter results underscore the fundamental strength of CMS Energy’s electric and natural gas utility, Consumers Energy, and the company’s “Growing Forward” business strategy, said David Joos, the president and chief executive officer of CMS Energy.
          “We will continue to implement our strategy to invest about $6.4 billion in Michigan over the next five years, including investments in energy efficiency, renewable energy, environmental and customer service enhancements, and new power generation,” Joos said.

          “We expect these investments to create thousands of jobs in Michigan and to provide a boost to the state’s economy as well as supporting our ongoing efforts to provide reliable, affordable service to our customers.”
          Joos noted that state lawmakers are working on the final details of the comprehensive energy policy reform needed to allow the company to fully implement its Growing Forward strategy.
          “This legislative package would support the major investments needed in Michigan to keep power prices affordable and help ensure reliable energy supplies for customers in the future,” he said.
          CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.
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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2008.
This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” each found in the MANAGEMENT’S DISCUSSION AND ANALYSIS sections of CMS Energy’s Form 10-Q and Consumers’ Form 10-Q each for the quarter ended March 31, 2008. CMS Energy’s and Consumers’ “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference that discuss important factors that could cause CMS Energy’s and Consumers’ results to differ materially from those anticipated in such statements.
For more information on CMS Energy, please visit our web site at: www.cmsenergy.com
Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395
Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2008	2007	2008	2007

Operating Revenue	$1,365	$1,319	$3,549	$3,508

Earnings (Loss) from Equity Method Investees	(1)	17	(2)	36

Operating Expenses	1,209	1,329	3,139	3,561

Operating Income (Loss)	$155	$7	$408	$(17)

Other Income	15	32	34	55

Fixed Charges	94	120	194	225

Income (Loss) before Income Taxes	$76	$(81)	$248	$(187)

Income Tax Expense (Benefit)	25	(29)	89	(104)

Income (Loss) before Minority Interests, Net	$51	$(52)	$159	$(83)

Minority Interests, Net	1	3	3	5

Income (Loss) from Continuing Operations	$50	$(55)	$156	$(88)

Income (Loss) from Discontinued Operations	(1)	91	(1)	(87)

Net Income (Loss)	$49	$36	$155	$(175)

Preferred Dividends	3	3	6	6
Redemption Premium on Preferred Stock	—	—	—	1

Net Income (Loss) Available to Common Stockholders	$46	$33	$149	$(182)

Income (Loss) Per Share
Basic	$0.20	$0.15	$0.66	$(0.82)
Diluted	0.19	0.15	0.62	(0.82)

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	June 30	December 31
	2008	2007
	(Unaudited)
Assets
Cash and cash equivalents	$527	$348
Restricted cash	28	34
Other current assets	2,092	2,498

Total current assets	$2,647	$2,880
Net plant and property	8,895	8,728
Investments	8	11
Non-current assets	2,340	2,573

Total Assets	$13,890	$14,192

Stockholders’ Investment and Liabilities
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding FIN 46 debt, finance leases and securitization debt)	$5,881	$5,941
FIN 46 debt and finance leases	257	261

Total debt and capital and finance leases	$6,138	$6,202
Preferred stock and securities	293	294
Minority interest	52	53
Common stockholders’ equity	2,362	2,130

Total capitalization	$8,845	$8,679
Securitization debt	293	309
Current liabilities	1,365	1,750
Non-current liabilities	3,387	3,454

Total Stockholders’ Investment and Liabilities	$13,890	$14,192

(*)	Current and long-term
CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	First Half
	(Unaudited)
	2008	2007 (**)

Beginning of Period Cash	$348	$351

Cash provided by operating activities	$651	$401
Cash provided by (used in) investing activities	(344)	1,479

Cash flow from operating and investing activities	$307	$1,880
Cash used in financing activities	(128)	(342)
Currency Translation Adjustment	—	2

Total Cash Flow	$179	$1,540

End of Period Cash	$527	$1,891

(**)	Beginning cash includes cash associated with discontinued operations.

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2008	2007	2008	2007

Net Income (Loss) Available to Common Stockholders	$46	$33	$149	$(182)

Reconciling Items:
Discontinued Operations (Income) Loss	1	(91)	1	87

Asset Impairment Charges	—	25	—	182

Asset Sales (Gains) Losses and Other	(3)	51	(3)	23

Adjusted Net Income — Non-GAAP Basis	$44	$18	$147	$110

Average Number of Common Shares Outstanding
Basic	224	223	224	222
Diluted	239	223	238	222

Basic Earnings Per Average Common Share

Net Income (Loss) Per Share as Reported	$0.20	$0.15	$0.66	$(0.82)

Reconciling Items:
Discontinued Operations (Income) Loss	0.01	(0.41)	0.01	0.39

Asset Impairment Charges	—	0.11	—	0.82

Asset Sales (Gains) Losses and Other	(0.01)	0.23	(0.01)	0.11

Adjusted Net Income — Non-GAAP Basis	$0.20	$0.08	$0.66	$0.50

Diluted Earnings Per Average Common Share

Net Income (Loss) Per Share as Reported	$0.19	$0.15	$0.62	$(0.82)

Reconciling Items:
Discontinued Operations (Income) Loss	0.01	(0.41)	0.01	0.39

Asset Impairment Charges	—	0.11	—	0.82

Asset Sales (Gains) Losses and Other	(0.01)	0.23	(0.01)	0.11

Adjusted Net Income — Non-GAAP Basis	$0.19	$0.08	$0.62	$0.50

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements.